Second Quarter 2023 Earnings Review United Bankshares, Inc. July 27, 2023 Exhibit 99.2

Forward Looking Statements This presentation and statements made by United Bankshares, Inc. (“United”) and its management contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) United’s plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts; (ii) the effect of the COVID-19 pandemic; and (iii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “targets,” “projects,” or words of similar meaning generally intended to identify forward-looking statements. These forward-looking statements are based upon the current beliefs and expectations managements of United and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of United. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic on United, its colleagues, the communities United serves, and the domestic and global economy; (2) uncertainty in U.S. fiscal and monetary policies, including the interest rate policies of the Federal Reserve Board; (3) volatility and disruptions in global capital and credit markets; (4) interest rate, securities market and monetary supply fluctuations; (5) increasing rates of inflation and slower growth rates; (6) reform of LIBOR; (7) the nature, extent, timing, and results of governmental actions, examinations, reviews, reforms, regulations, and interpretations, including those involving the Federal Reserve, FDIC, and CFPB; (8) the effect of changes in the level of checking or savings account deposits on United’s funding costs and net interest margin; (9) future provisions for credit losses on loans and debt securities; (10) changes in nonperforming assets; (11) competition; and (12) changes in legislation or regulatory requirements. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed United’s reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC's Internet site (http://www.sec.gov). United cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning United or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. United does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made. IMPORTANT INFORMATION

Achieved Net Income of $92.5 million and Diluted Earnings Per Share of $0.68 Generated Return on Average Assets of 1.26%, Return on Average Equity of 7.96%, and Return on Average Tangible Equity* of 13.47% Ranked #1 most trustworthy bank in Newsweek’s list of “Most Trustworthy Companies in America 2023” Quarterly dividend of $0.36 per share equates to a yield of ~4.5% (based upon recent prices) Asset quality remains sound and Non-Performing Assets remained low at 0.15% of Total Assets Strong expense control with an efficiency ratio of 51.51% Capital position remains robust and liquidity remains sound 2Q23 HIGHLIGHTS *Non-GAAP measure. Refer to appendix.

Linked-Quarter (LQ) Net Income was $92.5 million in 2Q23 compared to $98.3 million in 1Q23, with diluted EPS of $0.68 in 2Q23 compared to $0.73 in 1Q23. Net Interest Income decreased $6.9 million primarily due to higher interest expense driven by deposit rate repricing partially offset by higher interest income on net loans and loans held for sale driven by rising market interest rates. Provision Expense was $11.4 million in 2Q23 compared to $6.9 million in 1Q23. The provision expense for 2Q23 was primarily driven by a change in qualitative factors and the impact of reasonable and supportable forecasts of future macroeconomic conditions. Noninterest Income increased $2.4 million primarily due to increases in mortgage loan servicing income of $7.6 million mainly driven by the gain on sale of mortgage servicing rights (“MSRs”) and income from mortgage banking activities of $1.5 million driven by higher mortgage loan origination and sale volume and a higher margin on loans sold. These increases in noninterest income were partially offset by higher net losses on investment securities of $6.9 million mainly driven by the loss on sale of AFS investment securities. Noninterest Expense decreased $2.1 million primarily driven by a decline in the expense for the reserve for unfunded loan commitments of $4.6 million partially offset by an increase in employee compensation of $3.1 million. EARNINGS SUMMARY

PERFORMANCE RATIOS *Non-GAAP measure. Refer to appendix. Strong profitability and expense control

NET INTEREST INCOME AND MARGIN



Average Yields
7.00%
6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
0.00%
2Q22
3Q22
4Q22
1Q23
2Q23
Net Loans
Investment Securities
Interest-Bearing Deposits



Net Interest Income & Net Interest Margin
$250
$225
$200
$175
$150
$125
$100
$75
$50
$25
$0
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%

	2Q22	3Q22	4Q22	1Q23	2Q23
PPP Fee Income	3.6	1.6	0.3	0.2	0.1
Loan PA Accretion	5.4	4.1	4.7	3.1	3.1
Net Interest Income (FTE), excluding PPP fees & loan accretion	207.0	236.0	245.5	232.1	225.4
Net Interest Margin (FTE)	3.38%	3.78%	3.87%	3.63%	3.51%

- Reported Net Interest Margin decreased from 3.63% to 3.51% LQ.
- Linked-quarter Net Interest Income (FTE) decreased $6.9 million primarily due to higher interest expense driven by deposit rate repricing partially offset by higher interest income on net loans and loans held for sale driven by rising market interest rates.
- Approximately ~58% of the loan portfolio is fixed rate and ~42% is adjustable rate, while ~27% of the total portfolio is projected to reprice within the next 3 months.
- ~26% of the securities portfolio is floating rate. Securities balances of approximately ~$290 million with an average yield of ~2.5% are projected to roll off over the remainder of 2023, with ~$895 million at ~2.8% in 2024. HTM securities are immaterial at $1.0 million, or 0.0% of total securities. The duration of the AFS portfolio is 4.4 years. During 2Q23, ~$187 million of AFS securities were sold at a loss of $7.2 million. These securities had a weighted average yield of 2.8% and a weighted average life of 3.2 years.
- Scheduled purchase accounting loan accretion is estimated at $4.8 million for the remainder of FY 2023 and $8.4 million for FY 2024.

6

LOAN SUMMARY (EXCLUDES LOANS HELD FOR SALE)



Loans, EOP
$22,000
$20,000
$18,000
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
$18,994
$19,722
$20,580
$20,631
$20,782
2Q22
3Q22
4Q22
1Q23
2Q23

$ in millions



Non Owner Occupied CRE
Other 18%
Retail 21%
Office 15%
Multifamily 21%
Special Purpose 8%
Hospitality 12%
Industrial 5%

		2Q23	% of Total		LQ Change
Owner Occupied CRE	$	1,708	8.2%	$	(0)
Non Owner Occupied CRE	$	6,572	31.6%	$	37
Commercial	$	3,528	17.0%	$	46
Paycheck Protection Program	$	23	0.1%	$	(6)
Residential Real Estate	$	4,909	23.6%	$	149
Construction & Land Dev.	$	2,818	13.6%	$	9
Bankcard	$	9	0.0%	$	0
Consumer	$	1,216	5.8%	$	(84)
Total Gross Loans	$	20,782	100.0%	$	151

- Linked-Quarter loan balances increased $151 million primarily driven by Residential Real Estate loans.
- Loan growth continues to be led by the North Carolina & South Carolina markets, with loan balances up 12.1% annualized in 2Q23, and up 10.7% annualized YTD.
- Non Owner Occupied CRE to Total Risk Based Capital was ~252% at 2Q23. CRE portfolio remains diversified among underlying collateral types.
- Office loans within Non Owner Occupied CRE total $975 million (~5% of total loans). Top 25 Office loans make up ~45% of total Office balances. Weighted average LTV at origination for the Top 25 was ~62%. United has been disciplined in its approach to underwriting Office loans. The stringent underwriting process focuses on the underlying tenants, lease terms, sponsor support, location, property class, amenities, etc.
- Weighted average FICO of all consumer-related loan sectors is ~753.
- Total purchase accounting-related fair value discount on loans was $41 million as of 6/30/23.

7

End of Period Balances (000s) 3/31/23 6/30/23 Non-Accrual Loans $29,296 $26,545 90-Day Past Due Loans $13,105 $15,007 Total Non-performing Loans $42,401 $41,552 Other Real Estate Owned $4,086 $3,756 Total Non-performing Assets $46,487 $45,308 Non-performing Loans / Loans 0.21% 0.20% Non-performing Assets / Total Assets 0.15% 0.15% Annualized Net Charge-offs / Average Loans 0.02% 0.02% Allowance for Loan & Lease Losses (ALLL) $240,491 $250,721 ALLL / Loans, net of unearned income 1.17% 1.21% Allowance for Credit Losses (ACL)* $289,280 $297,489 ACL / Loans, net of unearned income 1.40% 1.43% NPAs decreased $1.2 million (2.5%) compared to 1Q23 and the ratio of NPAs to Total Assets remained strong at 0.15%. Additionally, 30-89 Day Past Due loans declined 0.9%. Loans rated Special Mention, Substandard and Doubtful were essentially flat compared to 1Q23. ACL increased $8.2 million LQ primarily due to a change in qualitative factors and the impact of reasonable and supportable forecasts of future macroeconomic conditions. PPP loans are included within the ratios above ($29 million at 3/31/23 and $23 million at 6/30/23). CREDIT QUALITY *ACL is comprised of ALLL and the reserve for lending-related commitments

DEPOSIT SUMMARY



Deposits, EOP
$25,000
$20,000
$15,000
$10,000
$5,000
$-
$23,027
$22,863
$22,303
$22,285
$22,370
2Q22
3Q22
4Q22
1Q23
2Q23



Average Deposits
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$-
Interest Bearing
Non Interest Bearing
2Q22 3Q22 4Q22 1Q23 2Q23

$ in millions

		2Q23	% of Total		LQ Change
Non Interest Bearing	$	6,451	28.8%	$	(257)
Interest Bearing Transaction	$	5,246	23.4%	$	403
Regular Savings	$	1,484	6.6%	$	(95)
Money Market Accounts	$	6,078	27.2%	$	(103)
Time Deposits < $100,000	$	974	4.4%	$	53
Time Deposits > $100,000	$	2,137	9.6%	$	84
Total Deposits	$	22,370	100.0%	$	85

- Strong core deposit base with 29% of deposits in Non Interest Bearing accounts.
- LQ deposits increased $85 million driven by Interest Bearing Transaction accounts and Time Deposits, partially offset by declines in other categories.
- Brokered deposits total $411 million (only 1.8% of total deposits), which represents a decline of $111 million compared to 1Q23.
- Cumulative interest bearing deposit beta of ~44% and total deposit beta of ~31% since 1Q22.
- Enviable deposit franchise with an attractive mix of both high growth MSA's and stable, rural markets with a dominant market share position.

Top 10 Deposit Markets by MSA (as of 6/30/22)

MSA	Total Deposits In Market ($000)	Number of Branches	Rank
Washington, DC	10,167,928	60	7
Charleston, WV	1,442,649	7	2
Morgantown, WV	1,215,804	6	2
Myrtle Beach, SC	881,399	11	5
Richmond, VA	818,349	12	9
Parkersburg, WV	738,802	4	1
Hagerstown, MD	657,411	6	3
Charlotte, NC	534,710	7	16
Wheeling, WV	520,156	6	2
Charleston, SC	519,950	8	11

Source: S&P Global Market Intelligence

9

LIQUIDITY POSITION & ADDITIONAL DEPOSIT DETAIL

Deposit Account Details ($ in millions)	End of Period Ratios / Values	
	6/30/23	% of Total Deposits
Estimated Uninsured Deposits (less affiliate and collateralized deposits)	$6,697	30%
Estimated Insured/Collateralized Deposits	$15,673	70%
Total Deposits	$22,370	100%

- Liquidity remains strong with a granular deposit base and geographic diversification.
  - Average deposit account size is ~$35 thousand with >600 thousand total deposit accounts.
- Estimated uninsured/uncollateralized deposits declined from 33% at 3/31/23 and 37% at 12/31/22.

Available Liquidity ($ in millions)	6/30/23
Cash & Cash Equivalents	$1,692
Unpledged AFS Securities	$1,206
Available FHLB Borrowing Capacity	$2,390
Available FRB Discount Window Borrowing Capacity	$2,857
Subtotal	$8,145
Additional FHLB Capacity (with delivery of collateral)	$4,014
Additional Brokered Deposit Capacity (based on internal policy)	$4,063
Total Liquidity*	$16,222

*Does not include other sources of liquidity such as the FRB's Bank Term Funding Program (BTFP), Fed Funds Lines, additional Reciprocal Deposit capacity, etc.

- No borrowings from the FRB Discount Window or BTFP to date in 2023.
- Ample additional liquidity sources over and above those shown in the table above for contingency purposes.

10

West Virginia #2 in the state (second only to Truist) with $6.1 billion in deposits. United ranks #1 or #2 in deposit market share within its top 5 largest markets in the state. United continues to build franchise value with an attractive mix of both high growth MSA’s and stable, rural markets with a dominant market share position. Further growth opportunities exist to expand our presence in some of the most desirable banking markets in the nation. These dynamics uniquely position our franchise and contribute to making United one of the most valuable banking companies in the Southeast and Mid-Atlantic. Washington D.C. MSA #1 regional bank (#7 overall) with $10.2 billion in deposits. United has increased deposit market share in the D.C. MSA from #15 in 2013 to #7 in 2022, with total deposits increasing from $2.1 billion to $10.2 billion. Virginia- #7 in the state with $9.2 billion (including VA deposits within the D.C. MSA). North Carolina #18 in the state with $2.2 billion. Select MSAs: #16 in Charlotte #26 in Raleigh #14 in Wilmington #11 in Greenville #1 in Washington #8 in Rocky Mount #10 in Fayetteville South Carolina #11 in the state with $1.9 billion. Select MSAs: #11 in Charleston #5 in Myrtle Beach #12 in Greenville #16 in Columbia ATTRACTIVE DEPOSIT MARKET SHARE POSITION Source: S&P Global Market Intelligence; Data as of 6/30/22

End of Period Ratios / Values 3/31/23 6/30/23** Common Equity Tier 1 Ratio 12.5% 12.8% Tier 1 Capital Ratio 12.5% 12.8% Total Risk Based Capital Ratio 14.7% 15.1% Leverage Ratio 10.8% 11.0% Total Equity to Total Assets 15.3% 15.6% *Tangible Equity to Tangible Assets (non-GAAP) 9.5% 9.8% Book Value Per Share $34.14 $34.37 *Tangible Book Value Per Share (non-GAAP) $20.01 $20.25 Capital ratios remain significantly above regulatory “Well Capitalized” levels and exceed all internal capital targets. United did not repurchase any common shares during 1Q23 or 2Q23. As of 6/30/23, there were 4,371,239 shares available to be repurchased under the approved plan. *Non-GAAP measure. Refer to appendix. **Regulatory ratios are estimates as of the earnings release date. CAPITAL RATIOS AND PER SHARE DATA

Three Months Ended (000s) 3/31/23 6/30/23 Applications $505,840 $588,734 Loans Originated $312,077 $416,255 Loans Sold $301,476 $399,632 Purchase Money % 92% 94% Realized Gain on Sale Margin 2.17% 2.27% Locked Pipeline (EOP) $92,639 $93,417 Loans Held for Sale (EOP) $68,176 $91,296 Balance of Loans Serviced (EOP) $3,280,741 $1,242,441 Total Income $12,983 $22,101 Total Expense $15,085 $15,706 Income Before Tax $(2,102) $6,395 Net Income After Tax $(1,678) $5,125 Mortgage Banking Segment represents George Mason Mortgage and Crescent Mortgage Company. George Mason Mortgage, founded in 1980, is headquartered in the Washington D.C. MSA with 10 offices located throughout Virginia, Maryland, and South Carolina. Crescent Mortgage Company, founded in 1993, is headquartered in Atlanta, Georgia, and is primarily a correspondent/wholesale mortgage company approved to originate loans in 48 states partnering with community banks, credit unions and mortgage brokers. 2Q23 included the sale of MSRs with an aggregate unpaid principal balance of approximately $2.0 billion at a gain of $8.1 million. The quarterly net fair value impact on mortgage banking derivatives and loans held for sale was $1.4 million in 1Q23 and $0.3 million in 2Q23. MORTGAGE BANKING

Select guidance is being provided for 2023. Our outlook may change if the expectations for these items vary from current expectations. Balance Sheet: Expect loan growth, excluding loans held for sale, to be in the low to mid single digits for the remainder of 2023 (annualized). Expect investment portfolio balances to decrease ~$290 million for the remainder of 2023. Expect deposit growth in the low single digits for the remainder of 2023 (annualized). Net Interest Income / Net Interest Margin: Net interest income (non-FTE) expected to be in the range of $900 million to $915 million for 2023 (assumes no additional fed funds rate changes after July). Expect the net interest margin pressure to continue to moderate. Expect full-cycle total deposit beta of ~38% to 40%. Provision Expense: Asset quality remains sound. Provision expense will be dependent on the future economic outlook, future credit trends within United’s portfolio, and loan growth. Expect near term net charge-offs to remain low. Current planning assumption for provision expense is $30 million for FY 2023. Non Interest Income: Expect non interest income to be in the range of $125 million to $130 million for 2023. Mortgage banking revenue will be subject to industry trends. Non Interest Expense: Expect non interest expense to be in the range of $545 million to $550 million. Effective Tax Rate: Estimated at approximately ~20.2%. Capital: Stock buyback will be market dependent. United’s capital position remains robust. 2023 OUTLOOK

Premier Mid-Atlantic and Southeast franchise with an attractive mix of high growth MSAs and smaller stable markets with a dominant market share position Consistently high-performing company with a culture of disciplined risk management and expense control 49 consecutive years of dividend increases evidences United’s strong profitability, solid asset quality, and sound capital management over a very long period of time Experienced management team with a proven track record of execution Committed to our mission of excellence in service to our employees, our customers, our shareholders and our communities Attractive valuation with a current Price-to-Earnings Ratio of 12.2x (based upon median 2023 street consensus estimate of $2.65 per Bloomberg) INVESTMENT THESIS

APPENDIX

(dollars in thousands) 6/30/2022 9/30/2022 12/31/2022 3/31/2023 6/30/2023 (1) Return on Average Tangible Equity (A) Net Income (GAAP) $95,613 $102,585 $99,765 $98,307 $92,459 (B) Number of Days in the Quarter 91 92 92 90 91 Average Total Shareholders' Equity (GAAP) $4,606,186 $4,542,100 $4,498,378 $4,570,288 $4,659,094 Less: Average Total Intangibles (1,911,705) (1,910,054) (1,908,656) (1,907,331) (1,906,053) (C) Average Tangible Equity (non-GAAP) $2,694,481 $2,632,046 $2,589,722 $2,662,957 $2,753,041   Formula: [(A) / (B)]*365 (or 366 for leap year)   (C) Return on Average Tangible Equity (non-GAAP) 14.23% 15.46% 15.28% 14.97% 13.47%                   RECONCILIATION OF NON-GAAP ITEMS

(dollars in thousands)   3/31/2023 6/30/2023     (2) Tangible Equity to Tangible Assets     Total Assets (GAAP) $ 30,182,241 $ 29,694,651   Less: Total Intangibles (GAAP) (1,906,507) (1,905,228)     Tangible Assets (non-GAAP) $ 28,275,734 $ 27,789,423         Total Shareholders' Equity (GAAP)   $ 4,606,537 $ 4,637,043     Less: Total Intangibles (GAAP)   (1,906,507) (1,905,228)   Tangible Equity (non-GAAP)   $ 2,700,030 $ 2,731,815   Tangible Equity to Tangible Assets (non-GAAP)   9.5% 9.8%           (3) Tangible Book Value Per Share:   Total Shareholders' Equity (GAAP) $ 4,606,537 $ 4,637,043   Less: Total Intangibles (GAAP) (1,906,507) (1,905,228)   Tangible Equity (non-GAAP) $ 2,700,030 $ 2,731,815   ÷ EOP Shares Outstanding (Net of Treasury Stock) 134,936,551 134,934,858   Tangible Book Value Per Share (non-GAAP) $20.01 $20.25             RECONCILIATION OF NON-GAAP ITEMS (CONT.)